Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:	Investor Relations Contact:
Holly Lawrence	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8463	(650) 846-5747
hlawrenc@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

FIRST QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., March 28, 2006 – TIBCO Software Inc. (Nasdaq:TIBX), a leading business integration and process management software company that enables real-time business, today announced results for its first fiscal quarter ended March 5, 2006. Total revenues for the first quarter were $114.6 million. License revenues for the first quarter were $48.1 million.

Net income for the first quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $5.6 million or $0.03 per share on a fully diluted basis and includes stock-based compensation expense of $4.6 million due to the implementation of SFAS 123(R). Net income on a GAAP basis prior to fiscal 2006 did not include employee stock-based compensation expense related to SFAS 123(R).

Non-GAAP net income for the first quarter of fiscal 2006 was $12.6 million or $0.06 per share, compared with $12.7 million or $0.05 per share on a fully diluted basis for the first quarter of fiscal 2005. A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the accompanying financial tables. Non-GAAP results exclude stock based compensation expense and amortization of acquired intangibles and assume a non-GAAP effective tax rate of 39%.

“This was a strong Q1 for TIBCO and a strong start to our fiscal year, especially in the areas of profit and cash flow growth,” said Vivek Ranadivé, Chairman and CEO of TIBCO Software. “I continue to see a significant opportunity for TIBCO as the foundation for enterprise software shifts from being database-centric to being SOA- and integration-centric.”

Highlights for TIBCO’s First Quarter of Fiscal 2006

During Q1, TIBCO added 56 new customers and made significant sales to both new and existing customers, including Telecom Italia, Qwest, Devon Canada, Smart & Final, Merrill Lynch and Merck.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. Eastern Time today to discuss its first quarter results. The conference call will be hosted by CCBN and may be accessed over the Internet at http://www.tibco.com or via dial-in at (800) 500-0177 or (719) 457-2679. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available through midnight on April 28, 2006 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 9694788.

About TIBCO

TIBCO Software Inc. (NASDAQ:TIBX) is a leading business integration and process management software company that enables real-time business. Real-time business is about helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of Real-time business, what TIBCO calls The Power of Now®, to over 2,500 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven enterprise backbone, business integration, business process management, and business optimization solutions, TIBCO can be reached at +1 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and net income per share data as additional measures of its operating results. TIBCO believes that non-GAAP financial measures of income provide useful information to management and investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations. For example, the non-GAAP results are an indication of TIBCO’s baseline performance before gains, losses or other charges that are considered by management to be outside the Company’s core business operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning for and forecasting of future periods. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding TIBCO’s profit and cash flow growth and TIBCO’s ability to take advantage of future opportunities as enterprise software shifts towards SOA- and integration-based systems. Actual results could differ materially from such forward-looking statements if demand for integration software or economic conditions affecting the market for integration software fluctuate, if the foundation of enterprise software does not continue to shift away from database-based systems or if TIBCO is unable to compete successfully with new or existing competitors. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2005. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Non-GAAP Condensed Consolidated Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months ended
	March 5, 2006	February 27, 2005
	Non-GAAP (1)	Non-GAAP (1)
Revenue	$114,580	$104,146
Cost of revenue	30,699	25,933

Gross profit	83,881	78,213
Operating expenses:
Research and development	20,855	16,187
Sales and marketing	37,307	34,121
General and administrative	8,908	9,800

Total operating expenses	67,070	60,108
Income from operations	16,811	18,105
Interest and other income, net	3,779	2,455

Income before income taxes	20,590	20,560
Provision for income taxes (2)	8,030	7,813

Net income	$12,560	$12,747

Net income per share - Basic	$0.06	$0.06

Shares used to compute net income per share - Basic	210,577	214,751

Net income per share - Diluted	$0.06	$0.05

Shares used to compute net income per share - Diluted	220,170	233,675

(1) The following table summarizes the non-GAAP adjustments:	Three Months ended
	March 5, 2006	February 27, 2005
Net income, GAAP	$5,601	$10,388
Stock-based compensation	4,587	93
Amortization of acquired intangibles	3,694	3,516
Provision for income taxes (2)	(1,322)	(1,250)

Net income, non-GAAP	$12,560	$12,747

(2)	The estimated non-GAAP effective tax rate of 39% and 38% have been used for 2006 and 2005 respectively, to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Reconciliation of Condensed Consolidated Statement of Operations to

Non-GAAP Condensed Consolidated Statement of Operations

(unaudited)

(in thousands, except per share data)

	Three Months ended March 5, 2006
	GAAP	Adjustments (1)		Non-GAAP As Adjusted
Revenue	$114,580	$—		$114,580
Cost of revenue	32,675	(646	) (a)	30,699
		(1,330	) (b)

Gross profit	81,905	1,976		83,881
Operating expenses:
Research and development	21,977	(1,122	) (a)	20,855
Sales and marketing	38,648	(1,341	) (a)	37,307
General and administrative	10,386	(1,478	) (a)	8,908
Amortization of acquired intangibles	2,364	(2,364	) (b)	—

Total operating expenses	73,375	(6,305)		67,070
Income from operations	8,530	8,281		16,811
Interest and other income, net	3,779	—		3,779

Income before income taxes	12,309	8,281		20,590
Provision for income taxes (2)	6,708	1,322	(c)	8,030

Net income	$5,601	$6,959		$12,560

Net income per share - Basic	$0.03			$0.06

Shares used to compute net income per share - Basic	210,577			210,577

Net income per share - Diluted	$0.03			$0.06

Shares used to compute net income per share - Diluted	220,170			220,170

(1)	The following table summarizes the adjustments presented:

Three Months ended March 5, 2006
Net income, GAAP	$5,601
(a) Stock-based compensation	4,587
(b) Amortization of acquired intangibles	3,694
(c) Provision for income taxes	(1,322)

Net income, non-GAAP	$12,560

(2)	The estimated non-GAAP effective tax rate for 2006 of 39% has been used to adjust the provision for income taxes for non-GAAP purposes.

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months ended
	March 5, 2006	February 27, 2005
Revenue:
License revenue:
Non-related parties	$48,149	$36,650
Related parties	—	14,370

Total license revenue	48,149	51,020

Service and maintenance revenue:
Non-related parties	64,630	49,138
Related parties	—	2,780
Reimbursable expenses	1,801	1,208

Total service and maintenance revenue	66,431	53,126

Total revenue	114,580	104,146
Cost of revenue:
Cost of license	3,894	2,932
Cost of service and maintenance	28,781	24,639

Total cost of revenue	32,675	27,571

Gross Profit	81,905	76,575

Operating expenses:
Research and development	21,977	16,190
Sales and marketing	38,648	34,206
General and administrative	10,386	9,800
Amortization of acquired intangibles	2,364	1,883

Total operating expenses	73,375	62,079

Income from operations	8,530	14,496
Interest income	4,386	2,784
Interest expense	(654)	(682)
Other income, net	47	353

Income before income taxes	12,309	16,951
Provision for income taxes	6,708	6,563

Net income	$5,601	$10,388

Net income per share - Basic	$0.03	$0.05

Shares used to compute net income per share - Basic	210,577	214,751

Net income per share - Diluted	$0.03	$0.04

Shares used to compute net income per share - Diluted	220,170	233,675

Net income for the first quarter of fiscal year 2006 included stock-based compensation of $4.6 million under the newly adopted

SFAS 123(R).

Stock-based compensation of $0.1 million was recorded for the first quarter of fiscal year 2005 in accordance with APB25. This period excluded stock-based employee compensation expense if calculated using the fair value based method of $7.7 million or $0.03 per share on a fully diluted basis net of related tax effects, and was disclosed in Notes to Financial Statements in the Company’s February 27, 2005 Form 10-Q.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 5, 2006	November 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$110,829	$208,756
Short-term investments	388,305	268,882
Accounts receivable, net	97,155	121,159
Accounts receivable from related parties	—	1,243
Other current assets	18,794	18,111

Total current assets	615,083	618,151

Property and equipment, net	115,647	116,457
Goodwill	262,924	261,075
Acquired intangibles, net	61,786	64,742
Long-term deferred income tax assets	27,440	27,440
Other assets	36,278	34,559

Total assets	$1,119,158	$1,122,424

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,164	$9,656
Accrued liabilities	47,836	59,872
Accrued restructuring and excess facilities costs	5,574	5,840
Deferred revenue	81,269	82,300
Current portion of long-term debt	1,821	1,798

Total current liabilities	146,664	159,466

Accrued excess facilities costs, less current portion	22,920	24,149
Long-term deferred income tax liabilities	13,875	13,875
Long-term debt, less current portion	47,881	48,345
Other long-term liabilities	2,855	2,970

Total long-term liabilities	87,531	89,339

Total liabilities	234,195	248,805

Total stockholders’ equity	884,963	873,619

Total liabilities and stockholders’ equity	$1,119,158	$1,122,424

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months ended
	March 5, 2006	February 27, 2005
Cash flows from operating activities:
Net income	$5,601	$10,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,762	3,554
Amortization of acquired intangibles	3,694	3,516
Loss on disposal of property and equipment	17	—
Stock-based compensation	4,587	93
Realized (gain) loss on investments, net	(4)	20
Tax benefits related to stock options	3,805	4,335
Changes in assets and liabilities:
Accounts receivable	24,028	26,481
Accounts receivable from related parties	1,243	(11,819)
Other assets	(1,136)	630
Accounts payable	468	1,064
Accrued liabilities, restructuring and excess facilities costs	(14,222)	(24,116)
Deferred revenue	(1,049)	10,016

Net cash provided by operating activities	30,794	24,162

Cash flows from investing activities:
Purchases of short-term investments	(164,912)	(103,896)
Sales and maturities of short-term investments	45,523	26,857
Purchases of property and equipment, net	(2,832)	(2,769)
Purchases of private equity investments	(17)	—
Restricted cash and short-term investments pledged as security	(1,116)	—

Net cash used for investing activities	(123,354)	(79,808)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,551	8,187
Proceeds from employee stock purchase program	1,061	2,969
Repurchase of the Company’s common stock	(13,221)	(1,769)
Principal payments on long term debt	(441)	(417)

Net cash provided by (used for) financing activities	(6,050)	8,970

Effect of exchange rate changes on cash	683	(49)

Net change in cash and cash equivalents	(97,927)	(46,725)

Cash and cash equivalents at beginning of the period	208,756	180,849

Cash and cash equivalents at end of the period	$110,829	$134,124